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As filed with the Securities and Exchange Commission on May 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STATION CASINOS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	88-0136443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2411 West Sahara Avenue, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

STATION CASINOS, INC.
1999 STOCK COMPENSATION PLAN
(Full title of plan)

MR. GLENN C. CHRISTENSON
STATION CASINOS, INC.
2411 West Sahara Avenue
Las Vegas, Nevada 89102
(Name and address of agent for service)

(702) 367-2411
(Telephone number, including area code, of agent for service)

Copy to:

KENNETH J. BARONSKY, ESQ.
Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
(213) 892-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, par value $.01 per share	1,000,000	$17.69	$17,690,000	$1,627

(1)
There are also registered hereby such indeterminate number of shares of the Registrant's Common Stock, par value $.01 per share, as may become issuable by reason of operation of the anti-dilution provisions of the Registrant's Stock Compensation Program.

(2)
Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee. The basis for calculating the registration fee for the future options to be issued by the Registrant is the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on May 14, 2002.

PART I

ITEM 1. REQUIRED STATEMENT

        This Registration Statement filed under the Securities Act of 1933, as amended (the "Securities Act"), by Station Casinos, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") relates to and registers an additional 1,000,000 shares of Common Stock, $.01 par value of the Company for issuance under the Station Casinos, Inc. 1999 Stock Compensation Program. Pursuant to Form S-8 General Instruction E, this Registration Statement hereby incorporates by reference the contents of the Registration Statement relating to the registration of 1,000,0001 shares of Common Stock of the Company (File No. 333-40540) filed with the Commission on June 30, 2000. The securities registered hereunder are the same class as the securities previously registered.

ITEM 2. EXHIBITS

        See Exhibit Index.

1.
On July 17, 2000 the Company's three-for-two stock split became effective which increased the number of shares registered under such Registration Statement from 1,000,000 to 1,500,000.

SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of May, 2002.

STATION CASINOS, INC.

By:	/s/ FRANK J. FERTITTA III * Frank J. Fertitta III Chairman of the Board, and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn C. Christenson, his or her attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ FRANK J. FERTITTA III * Frank J. Fertitta	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 15, 2002
/s/ LORENZO J. FERTITTA * Lorenzo J. Fertitta	President and Director	May 15, 2002
/s/ GLENN C. CHRISTENSON Glenn C. Christenson	Executive Vice President, Chief Financial Officer, Chief Administrative Officer, Treasurer and Director (Principal Financial and Accounting Officer)	May 15, 2002
/s/ BLAKE L. SARTINI * Blake L. Sartini	Director	May 15, 2002
Timothy N. Poster	Director	May , 2002
Lowell H. Lebermann, Jr.	Director	May , 2002

/s/ DELISE F. SARTINI * Delise F. Sartini		Director	May 15, 2002
James E. Nave		Director	May , 2002
*By:	/s/ GLENN C. CHRISTENSON Glenn C. Christenson Attorney-in-fact

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1	Amended and Restated Articles of Incorporation of the Registrant (Incorporated herein by reference to Registration Statement No. 33-76156)
4.2	Restated Bylaws of the Registrant (Incorporated herein by reference to Registration Statement No. 33-76156)
4.3	Specimen Common Stock Certificate of the Registrant (Incorporated herein by reference to Registration Statement No. 33-59300)
5.1	Opinion of Schreck Brignone Godfrey
23.1	Consent of Arthur Andersen LLP.
23.3	Consent of Schreck Brignone Godfrey (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to the registration statement).
99.1	Registrant's First Amendment to 1999 Stock Compensation Program.

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FORM S–8
PART I
  ITEM 1. REQUIRED STATEMENT
  ITEM 2. EXHIBITS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS